POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Tracy D. Wojcik and Allen Arroyo with full power to act as the undersigneds true and lawful attorneys-in-fact, with full power of substitution, to:

1) 	execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director and/or beneficial owner of Rocky Mountain Chocolate Factory, Inc. (the Company) the Form ID Application, Update Passphrase, Consent of Reporting Person and Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

2) 	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID Application, Update Passphrase and Consent of Reporting Person and
Forms 3, 4 and 5, complete and execute any amendment or amendments thereto, and timely file each such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3) 	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to the attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-facts substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing deliveredto the attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of July, 2023.

/s/ Andrew Ford
Andrew Ford